Filed Pursuant to Rule 424(b)(3)
Registration No. 333-275026

Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company

Supplement dated November 3, 2023 to the Prospectus for Structured Investment Option dated October 17, 2023

This Supplement modifies certain information in the above-referenced prospectus and any supplements to the above-referenced prospectus (the “Prospectus”). You should read this Supplement in conjunction with your Prospectus and retain it for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus.

Please note the following update to the Prospectus, which will be effective as of November 3, 2023:

1.

The date of the Prospectus has been changed to November 3, 2023. All references in the Prospectus to the Prospectus date of October 17, 2023 date of October 17, 2023 are replaced with November 3, 2023.

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